SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
              ----------------------------------------------------

                                    FORM 8-K
                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1933

                                  July 27, 2006
                Date of Report (Date of earliest event reported)
              ----------------------------------------------------

                         iWORLD PROJECTS & SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

                                    814-00689
                              (Commission File No.)

                                     Nevada
                 (State or other jurisdiction of incorporation)

                                   88-0492267
                      (IRS Employer Identification Number)

      P.O. Box 2115, Addison, TX                                      75001-2115
(Address of principal executive offices)                              (ZIP Code)

                                1(214)236 - 8480
          (Telephone number, including area code of agent for service)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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ITEM  8.01.  OTHER EVENTS

         On July 5, 2006 the board of directors of the Company approved the transfer of all assets from iWorld Systems & Services, Inc., a wholly owned subsidiary of the Company in Florida, to iWorld Projects & Systems, Inc. (the Company). The board of directors of the Company also approved the shutdown and termination of iWorld Systems & Services, Inc.; PMForum.org, Inc.; and Process Integrity, Inc. The board of directors of the Company had previously authorized the shutdown and termination of Applied Management Concepts, Inc., a subsidiary of iWorld Systems & Services, Inc., based in Houston. These operating units of the business had either already stopped doing business, or were operating with negative cash flow and accumulating additional debt. The decisions by the board of directors were made to reduce operating expenses and liabilities.

As a  result  of  these  actions,  the  Company's  primary  assets  now  include intellectual property, notes receivable, and subscriptions receivable. The popular project management website, www.pmforum.org, which is owned and considered a valuable asset by the Company, will be maintained and operated directly by the Company on an interim basis. David Pells, the Company's president and acting CEO, has assumed the additional duties of managing editor of www.pmforum.org and the monthly online publication PM World Today. The website is expected to be used as the basis for growing a more robust online project management business in the future.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 27, 2006


                            iWORLD PROJECTS & SYSTEMS, INC.


                            By /s/ David Pells
                            --------------------------------------
                             David L. Pells, President, acting CEO